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KPMG Peat Marwick LLP Letterhead



                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
MIMLIC Series Fund, Inc.:



We consent to the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" in Part A and "INDEPENDENT AUDITORS" for Part B of the Registration Statement.



                              KPMG Peat Marwick LLP


Minneapolis, Minnesota
April 25, 1997